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                                                                      Exhibit 10

                                MASTER AGREEMENT

         THIS MASTER AGREEMENT (this "Agreement") is made as of June __, 1998, among HEALTHTECH DEVELOPMENT, INC., a Texas corporation ("HTD"), GEMINI BIOTECH L.P., a Texas limited partnership ("Gemini"), ELECTROPHARMACOLOGY, INC., a Delaware corporation ("EPi"), EPi SUB INC., a Delaware corporation ("EPi Sub"), the undersigned stockholders of EPi (the "the Pre-Closing EPi Stockholders"), the undersigned stockholders of HTD (the "HTD Stockholders") and the undersigned partners of Gemini (the "Gemini Partners") (the Pre-Closing EPi Stockholders, the HTD Stockholders and the Gemini Partners are each referred to as an "Equity Holder," and together, as the "Equity Holders").

                                    RECITALS

         A. Each Equity Holder owns or has the power to vote the number of shares of the common stock, $.01 par value, of EPi ("EPi Common Stock") or common stock, $.01 par value, of HTD ("HTD Common Stock") or partnership interests of Gemini ("Gemini Interests") set forth next to his, her or its name on the signature page of this Agreement (together with all shares of such stock or interests in such partnership that the Equity Holder subsequently acquires or obtains the power to vote, the "Equity Interests").


         B. EPi has entered into a certain Asset Purchase Agreement with ADM Tronics Unlimited, Inc. and AA Northvale Medical Associates, Inc. ("AA Northvale"), dated May 27, 1998 (the "Asset Purchase Agreement"), pursuant to which, INTER ALIA, EPi will assign certain of its assets to AA Northvale (the "Assigned Assets") and AA Northvale will assume certain liabilities of EPi (the "Assumed Liabilities").

         C. EPi and EPi Sub have entered into a capital contribution agreement dated June 18, 1998 (the "EPi Sub Capital Contribution Agreement"), pursuant to which EPi will contribute all of its assets (other than the Assigned Assets) and all of its liabilities (other than the Assumed Liabilities) to EPi Sub in exchange for One Hundred shares of common stock, $.01 par value, of EPi Sub (the "EPi Sub Common Stock").

         D. EPi, EPi Sub and HTD have entered into a certain Agreement of Merger and Plan of Reorganization dated June11, 1998 (the "Merger Agreement"), pursuant to which HTD will be merged with and into EPi Sub (the "Merger") and the stockholders of HTD will exchange their shares of HTD Common Stock for shares of EPi Common Stock in accordance with the terms and conditions of the Merger Agreement.

         E. It is a condition to the obligations of EPi, EPi Sub and HTD under the Merger Agreement that EPi, as the sole stockholder of EPi Sub, and the HTD Stockholders shall have agreed to vote their shares of EPi Sub Common Stock and HTD Common Stock, respectively, in favor of the Merger and the adoption of the Merger Agreement.

         F. EPi, EPi Sub and Gemini have entered into a certain Contribution Agreement, dated June 18, 1998 (the "Gemini Health Technologies Contribution Agreement"), pursuant to which EPi Sub and Gemini have agreed to transfer all of their assets and liabilities to Gemini Health Technologies L.P., a Delaware





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limited partnership (the "Partnership") in exchange for Partnership Units in the
Partnership. Pursuant to the Unit Exchange Agreement to be entered into among EPi, Gemini and the Partnership (the "Exchange Agreement"), Gemini shall have certain rights to exchange its Partnership Units (the "Gemini Partnership
Units") for shares of EPi Common Stock.

         G. It is a condition to the obligations of EPi Sub and Gemini under the Gemini Health Technologies Contribution Agreement that EPi, as the sole stockholder of EPi Sub, and the Gemini Partners shall have agreed to vote their shares of EPi Sub Common Stock and Gemini Interests, respectively, in favor of the transactions contemplated by the Gemini Health Technologies Contribution Agreement.

         H. This Agreement sets forth certain agreements of Ei, EPi Sub, HTD, Gemini and the Equity Holders concerning (i) the approval of the transactions contemplated by the Asset Purchase Agreement, the EPi Sub Capital Contribution Agreement, the Merger Agreement and the Gemini Health Technologies Contribution Agreement (collectively, the "Reorganization Transactions"), (ii) the election of directors of EPi following the Reorganization Transactions, and (iii) certain changes to the capitalization of EPi to be effected in connection with the Reorganization Transactions, as described in Sections 4, 5 and 6 of this Agreement (collectively, the "Capitalization Changes").

                                    AGREEMENT

      Accordingly, the parties agree as follows:

1.    AGREEMENTS TO VOTE REGARDING THE REORGANIZATION TRANSACTIONS.

      a. The Reorganization Transactions and the Capitalization Changes do not require the approval or ratification of the shareholders of EPi and it is not intended that the shareholders of EPi will be asked to approve or ratify the Reorganization Transactions or the Capitalization Changes. Nevertheless, if such approval or ratification is at any time sought by EPi, each Pre-Closing EPi Stockholder irrevocably agrees to vote his, her or its shares of EPi Common Stock in favor of the approval or ratification of the Reorganization Transactions and the Capitalization Changes at any meeting of the stockholders of EPi at which any or all of the Reorganization Transactions and/or the Capitalization Changes are considered, or if applicable, in any consent concerning the approval or ratification of any or all of the Reorganization Transactions and/or the Capitalization Changes.

      b. EPi and each HTD Stockholder irrevocably agrees to vote his, her or its shares of EPi Sub Common Stock or HTD Common Stock, as applicable, in favor of the adoption or ratification of the Merger Agreement (including without limitation all schedules and exhibits thereto as finalized pursuant to the provisions thereof) and the approval or ratification of the Merger at any meeting of the stockholders of EPi Sub or the stockholders of HTD, as applicable, at which the Merger Agreement is considered, or if applicable, in any consent concerning the Merger Agreement.

      c. EPi and each Gemini Partner irrevocably agrees to vote his, her or its shares of EPi Sub Common Stock or Gemini Interests, as applicable, in favor of the approval or ratification of the Gemini Health Technologies Contribution Agreement (including without limitation all schedules and exhibits thereto as finalized pursuant to the provisions thereof) at any


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            meeting of the stockholders of EPi Sub or the partners of Gemini, as applicable, at which the Gemini Health Technologies Contribution Agreement is considered, or if applicable, in any consent concerning the Gemini Health Technologies Contribution Agreement.

      d. Each Equity Holder agrees to vote against the approval or ratification of any proposal relating to a competing merger or business combination involving the acquisition of EPi, EPi Sub, HTD or Gemini, as applicable, or the purchase of all or a substantial portion of the assets of EPi, EPi Sub, HTD or Gemini, as applicable, other than as contemplated by the Reorganization Transactions.

      e. EPi, EPi Sub, HTD, Gemini and each Equity Holder agrees to vote against any transaction that is inconsistent with the obligations of EPi, EPi Sub, HTD or Gemini, as applicable, to consummate the Reorganization Transactions and the Capitalization Changes.

      f. It is intended that the Reorganization Transactions shall be consummated in the following order on the same day (the "Effective Date"): (1) the transactions contemplated by the EPi Sub Capital Contribution Agreement shall be consummated, (2) the transactions contemplated by the Merger Agreement shall be consummated and the Merger shall become effective, (3) the transactions contemplated by the Gemini Health Technologies Contribution Agreement shall be consummated, (4) the Capitalization Changes shall be consummated and
            (5) the transactions contemplated by the Asset Purchase Agreement shall be consummated; provided, however, that except as provided in the two immediately subsequent sentences, it shall be deemed to be a condition subsequent to each Reorganization Transaction that all subsequent Reorganization Transactions, if any, are consummated and no Reorganization Transaction shall be deemed to be consummated unless all of the Reorganization Transactions have been consummated. If, pursuant to Section 7(b), this Agreement terminates as to Gemini and the Gemini Partners, the Reorganization Transactions (other than those contemplated by the Gemini Health Technologies Contribution Agreement) shall be consummated unless either HTD or EPi elects to terminate this Agreement pursuant to Section 7(b). If, pursuant to
            Section 7(b), this Agreement terminates as to HTD and the HTD Stockholders, the Reorganization Transactions (other than those contemplated by the Merger Agreement) shall be consummated unless either Gemini or EPi elects to terminate this Agreement pursuant to
            Section 7(b).

2.    AGREEMENTS TO VOTE REGARDING BOARD OF DIRECTORS.

      a. As of the Effective Date, the Board of Directors of EPi shall be comprised of seven directors. Of such directors, two directors shall be nominated (the "EPi Nominees") by a 75% supermajority vote of Messrs. George Levine, Murray Feldman, David Saloff and Norton Herrick, based on the number of shares of EPi held by each (the "EPi Representatives"), two directors shall be nominated (the "HTD Nominees") by majority vote of Messrs. Arup Sen, James Kaput and Richard Kneipper, based on the number of shares of EPi held by each (the "HTD Representatives"), two directors (the "Gemini Nominees") shall be nominated by Gemini (the "Gemini Representative"), and the Chief Executive Officer of EPi shall be nominated as a Director unless otherwise determined by a majority vote of the EPi Representatives, the HTD Representatives and the Gemini Representative;


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            provided, however, that if the number of members of the Board of
            Directors of EPi shall be fixed by the board as a number other than seven, the number of EPi Nominees, the number of HTD Nominees and the number of Gemini Nominees shall be adjusted accordingly. The EPi Representatives hereby nominate David Saloff and Murray Feldman as the initial EPi Nominees, the HTD Representatives hereby nominate Bernard Carrico and Richard Kneipper as the initial HTD Nominees and the Gemini Representative hereby nominates Dr. Krishna Jayaraman and Dr. Gary Wilcox as the initial Gemini Nominees.

      b. Subject to the provisions of Subsection 2(c) below, each Pre-Closing EPi Stockholder, HTD Stockholder, and Gemini (collectively, the "Post-Closing EPi Stockholders") agrees at all times in any election of directors of EPi, whether at a meeting of directors or stockholders, by consent or otherwise, and in any election or action to replace any director or fill vacancies occurring between annual meetings, to vote the shares of EPi now or hereafter owned by him, her or it for (i) the EPi Nominees, the HTD Nominees, and the Gemini Nominees and (ii) Arup Sen as long as he continues to be the Chief Executive Officer of EPi (unless otherwise determined by the EPi Representatives, the HTD Representatives and the Gemini Representative). All certificates evidencing EPi Common Stock issued to the Post-Closing EPi Stockholders shall be legended as follows (the "Legend"): "The Shares of EPi Common Stock represented by this Certificate are subject to the Master Agreement dated as of June __, 1998, a copy of which is on file at the office of the Corporation." Each Post-Closing EPi Stockholder currently holding certificates representing shares of EPi Common Stock agrees to promptly exchange such certificates for new certificates containing the Legend. The Legend shall remain on such certificates until, pursuant to Section 2(f) or Section 7 of this Agreement, the Post-Closing EPi Stockholder is no longer subject to Section 2 of this Agreement. The provisions of this Section 2(b) shall be binding upon the successors, assigns, designees and transferees of each Post-Closing EPi Stockholder as if they were a signatory hereto.

      c. Prior to each nomination of directors, the EPi Representatives, the HTD Representatives and the Gemini Representative shall disclose to EPi the identity of the EPi Nominees, the HTD Nominees and the Gemini Nominees. In the event that the election of any EPi Nominee, HTD Nominee or Gemini Nominee to the Board of Directors would reasonably be expected to have a material adverse effect on the operation, financial condition, properties or business of EPi in the good faith judgment (as evidenced by a written summary of the specific reasons therefor) of the non-nominating EPi Representatives, HTD Representatives, or Gemini Representatives, as the case may be, EPi and the Post-Closing EPi Stockholders shall not be required to comply with their respective obligations under this Agreement solely with respect to such EPi Nominee, HTD Nominee, or Gemini Nominee, as the case may be, and the respective representatives nominating the EPi Nominee, the HTD Nominee or the Gemini Nominee, as the case may be, shall be entitled to name a replacement for such nominee.

      d. The EPi Representatives (by a 75% supermajority vote), the HTD Representatives (by a majority vote) and the Gemini Representative, as the case may be, may at any time and for any reason (or for no reason) designate for removal any individual that is elected as a director of EPi as a result of the nomination of such individual by such Representatives. Each Post-Closing EPi Stockholder hereby agrees to vote for or provide the required consent


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            to effect a Removal contemplated by the immediately prior sentence.
            If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of a director, the EPi Representatives, the HTD Representatives or the Gemini Representatives, as the case may be, that nominated such director shall be entitled to nominate an individual to fill such vacancy until his or her successor is elected or qualified, and the Post-Closing EPi Stockholders shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the Board of Directors, take action to elect such nominee to fill such vacancy.

      e. In order to effectuate the provisions of this Section 2, the Post-Closing EPi Stockholders hereby agree that when any action or vote is required to be taken by EPi or the shareholders of EPi pursuant to this Section 2, the Post-Closing EPi Stockholders shall each use his, her or its best efforts to call, or cause the appropriate officers and directors of EPi to call, a stockholders' meeting or to execute or cause to be executed a written consent pursuant to Section 228(a) of the Delaware General Corporation Law to effectuate such stockholder action.

      f. Notwithstanding anything in this Agreement to the contrary, from and after the date that any EPi Representative, any HTD Representative or the Gemini Representative beneficially holds individually less than two percent (2%) of the outstanding shares of EPi Common Stock (or, in the case of Gemini, Partnership Units that are exchangeable for such amount of shares of EPi Common Stock) and is not an officer of EPi, such individual shall no longer be an EPi Representative, an HTD Representative or a Gemini Representative entitled to participate in the selection and nomination of the EPi Nominees, the HTD Nominees or the Gemini Nominees, as the case may be, and shall no longer be bound to vote his, her or its Equity Interests in accordance with this Section 2. If, pursuant to this Section 2(f), at any time there is no EPi Representative, no HTD Representative or no Gemini Representative, then in any such case, the directors nominated by such Representatives shall complete their term and thereafter the Board of Directors of EPi shall be reduced by the number of EPi Nominees, HTD Nominees or Gemini Nominees, as applicable, and such directors shall no longer have any right hereunder to be nominated as a director of EPi.

3. LIMITATION ON VOTING POWER. It is expressly understood and acknowledged that nothing contained herein is intended to restrict any Post-Closing EPi Stockholder from voting on any matter (other than the election of directors of EPi) or otherwise from acting, in the Post-Closing EPi Stockholder's capacity as a director or officer of EPi, EPi Sub, HTD, Gemini, or the Partnership with respect to any matter, including but not limited to, the management or operation of EPi, EPi Sub, HTD, Gemini, or the Partnership.

4.    CERTAIN AGREEMENTS WITH NORTON HERRICK.

      a. As of the Effective Date, that certain Stockholders Agreement, dated as of November 13, 1995, among EPi, Norton Herrick and David Saloff and that certain Registration Rights Agreement dated as of November 13, 1995, between EPi and Norton Herrick shall each be terminated and of no further force and effect.



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      b.    EPi and Mr. Herrick hereby agree to (i) the redemption of all of the issued and outstanding shares of EPi Preferred Stock owned of record by Mr. Herrick, and (ii) the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Herrick and which are more fully described on Schedule A attached hereto (the "Herrick EPi Warrants"), in exchange for the issuance by EPi of 1,575,000 shares of EPi Common Stock to Mr. Herrick (collectively, the "Herrick Redemption"). The Herrick Redemption shall be effective on the Effective Date and at such time, the shares of EPi Preferred Stock and any and all of the Herrick EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 1,575,000 shares of EPi Common Stock. Each outstanding certificate evidencing EPi Preferred Stock and the Herrick EPi Warrants not surrendered on the Effective Date will as of the Effective Date be deemed for all purposes to be canceled and no longer represent shares of EPi Preferred Stock or warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the shares of EPi Preferred Stock and the Herrick EPi Warrants will be converted pursuant to this Section 4(b).

5. CERTAIN AGREEMENTS WITH MURRAY FELDMAN. EPi and Mr. Feldman hereby agree to the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Feldman and which are more fully described on Schedule A attached hereto (the "Feldman EPi Warrants"), in exchange for the issuance by EPi of 160,000 shares of EPi Common Stock to Mr. Feldman (collectively, the "Feldman Redemption"). The Feldman Redemption shall be effective on the Effective Date and at such time, any and all of the Feldman EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 160,000 shares of EPi Common Stock. Each outstanding certificate evidencing the Feldman EPi Warrants not surrendered on the Effective Date will as of the Effective Date be deemed for all purposes to be canceled and no longer represent warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the Feldman EPi Warrants will be converted pursuant to this Section 5.

6. CERTAIN AGREEMENTS WITH GEORGE LEVINE AND PARAGON CAPITAL CORP. AT SPEAR, LEEDS & KELLOGG ("PARAGON CAPITAL"). EPi, George Levine, and Paragon Capital hereby agree to the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Levine and/or Paragon Capital and which are more fully described on Schedule A attached hereto (collectively, the "Paragon EPi Warrants"), in exchange for the issuance by EPi of an aggregate 90,000 shares of EPi Common Stock to George Levine and Paragon Capital (collectively, the "Paragon Redemption"). The Paragon Redemption shall be effective on the Effective Date and at such time, any and all of the Paragon EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 90,000 shares of EPi Common Stock. Each outstanding certificate evidencing the Paragon EPi Warrants not surrendered on the Effective Date will as of the Effective Date be deemed for all purposes to be canceled and no longer represent warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the Paragon EPi Warrants will be converted pursuant to this Section 6.




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7.    TERMINATION.

      a. Subject to earlier termination as provided in Section 7(b), this Agreement shall terminate if the Effective Date has not occurred on or before August 31, 1998.

      b. If the Merger Agreement is terminated in accordance with Article X of the Merger Agreement, this Agreement will terminate as to HTD and the HTD Stockholders at the time of such termination (a "Partial Termination") and this Agreement may be terminated by either EPi or Gemini (a "Complete Termination"). If the Gemini Health Technologies Contribution Agreement is terminated in accordance with Article X of the Gemini Health Technologies Contribution Agreement, this Agreement will terminate as to Gemini and the Gemini Partners at the time of such termination (a "Partial Termination") and this Agreement may be terminated by either HTD or EPi (a "Complete Termination"). In the event of a Partial Termination pursuant to this Section 7(b), there shall be five (5) directors pursuant to
            Section 2(a) and the parties as to which this Agreement terminates (and their respective Representatives) shall not have the right to nominate directors of EPi.

      c.    In the event of the termination of this Agreement pursuant to
            Section 7(a) or 7(b), Sections 4, 5 and 6 of this Agreement shall likewise be of no force and effect.

      d. From and after the Effective Date, the provisions of this Agreement (other than Section 1, which shall have expired pursuant to its terms), shall terminate on the earlier of (a) two years from the Effective Date, or (b) the date on which the market capitalization of EPi equals or exceeds Forty Million Dollars ($40,000,000) for any period of twenty (20) trading days within any six (6) month period; PROVIDED, HOWEVER, the provisions of Sections 4, 5 and 6 of this Agreement shall survive the termination of this Agreement pursuant to this Section 7(d).

8. REPRESENTATIONS, WARRANTIES, AND ADDITIONAL COVENANTS. Each Equity Holder and each Post-Closing EPi Stockholder hereby represents and warrants that such Equity Holder or Post-Closing EPi Stockholder has the capacity and all necessary power and authority to vote the Equity Interests or shares of EPi Common Stock owned by it, as applicable, and that this Agreement constitutes a legal, valid, and binding obligation of the Equity Holder or Post-Closing EPi Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. Each Equity Holder further agrees that from the date hereof until the Effective Date or until the earlier termination of this Agreement pursuant to Section 7 of this Agreement, such Equity Holder will not sell or otherwise voluntarily dispose of any of the Equity Interests that are owned by such Equity Holder or take any other voluntary action that (i) would have the effect of removing such Equity Holder's obligations under this Agreement with respect to such Equity Holder's Equity Interests or (ii) would be inconsistent with this Agreement; PROVIDED, HOWEVER, that this sentence of
      Section 8 shall not apply to (i) Paragon Capital, (ii) the HTD Stockholders if this Agreement terminates as to HTD and the HTD Stockholders pursuant to Section 7(b) or (iii) the Gemini Partners if this Agreement terminates as to Gemini and the Gemini Partners pursuant to
      Section 7(b). EPi, EPi Sub, HTD and Gemini each hereby represents and warrants that it has the capacity and all necessary power and authority to enter into this Agreement, that it has taken all necessary action to enter into and perform its obligations pursuant to this Agreement, and


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      that this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally.

9. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF EPI AND THE POST-CLOSING EPI STOCKHOLDERS. The shares of EPi Common Stock to be issued pursuant to Sections 4, 5 and 6 above, when issued, will be duly authorized, validly issued, fully paid and non-assessable. EPi shall use its reasonable best efforts to register as promptly as practicable after the Effective Date, the shares of EPi Common Stock issued pursuant to the Merger Agreement, the shares of EPi Common Stock into which the Gemini Partnership Units are exchangeable pursuant to the Exchange Agreement and the shares of EPi Common Stock issued pursuant to the Herrick Redemption, the Feldman Redemption, and the Paragon Redemption, in accordance with the Registration Rights Agreement attached hereto as Exhibit A. Notwithstanding anything to the contrary contained in this Section 9, no shares of EPi Common Stock covered by Section 10 of this Agreement may be offered, sold or otherwise disposed of (i) in contravention of Section 10 of this Agreement or (ii) unless the transferee agrees in writing to be bound by the provisions of this Agreement as if he, she or it were a signatory hereto.

10. LOCK-UP OF SALE OF EQUITY INTERESTS OF EPI COMMON STOCK. Each of the Post-Closing EPi Stockholders (other than Paragon Capital) hereby irrevocably agrees that he, she or it will not, directly or indirectly, without the prior written consent of each of the other Equity Holders (other than Paragon Capital), for a period of 365 days after the Effective Date, sell, offer to sell, contract to sell, pledge, grant any option for the sale of or otherwise transfer or dispose of, or cause the disposition of (or agree to do any of the foregoing), any shares of EPi Common Stock
      (i) received in the Merger, the Herrick Redemption, the Feldman Redemption or the Paragon Redemption that are issued to Mr. Levine or (ii) issued pursuant to the Exchange Agreement, other than any pledge of such shares in connection with a bona fide loan transaction where the pledgee takes any such shares of EPi Common Stock subject to this Section 10, except that such shares of EPi Common Stock may be sold for the account of the Post-Closing EPi Stockholder if the amount of all shares of EPi Common Stock sold for the account of such Post-Closing EPi Stockholder within the preceding three months shall not exceed the greater of

            (i) One percent of the shares of EPi Common Stock outstanding as shown by the most recent report or statement filed with the Securities and Exchange Commission by EPi; or

            (ii) The average weekly reported volume in trading in such securities reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of placing the order to execute the transaction with the broker or the date of execution of the transaction directly with a market maker; or

            (iii) The average weekly volume of trading in such securities reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934 (Section 240.11A3-1) during the four-week period specified in paragraph (ii) of this Section.



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      Prior to the expiration of such 365-day period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period that the undersigned is prohibited, as provided in the preceding sentence, from doing during such period except as required by applicable law.

11. SPECIFIC PERFORMANCE. Each of the undersigned acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Equity Holders and Post-Closing EPi Stockholders hereunder shall be specifically enforceable and that each party hereto shall be entitled to injunctive or other equitable relief upon such a breach by any other party hereto or such party's transferees or assigns. Each Equity Holder and Post-Closing EPi Stockholder further agrees, on behalf of itself and its transferees and assigns, to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that each party hereto may have against another party hereto for any failure to perform his, her or its obligations under this Agreement.

12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles. Each Equity Holder and each Post-Closing EPi Stockholder agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, transferees, heirs and personal representatives of the such Equity Holder or Post-Closing EPi Stockholder.

13. COUNTERPART AND FACSIMILE SIGNATURES. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all such counterparts will constitute but one instrument. This Agreement may be executed by any party hereto by facsimile, and each such executed counterpart shall be deemed to be validly executed and enforceable against each such party in accordance with its terms.


                           [INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the undersigned have executed this Equity Holder
Agreement as of the day and year first above written.


ELECTROPHARMACOLOGY, INC.                     HEALTHTECH DEVELOPMENT, INC.


By:                                           By:
   ---------------------------------             -------------------------------
Its:                                          Its:
    --------------------------------              ------------------------------


GEMINI BIOTECH L.P.                           EPI SUB INC.



By:                                           By:
   ---------------------------------             -------------------------------
Its:                                          Its:
    --------------------------------              ------------------------------

PRE-CLOSING EPI STOCKHOLDERS:


By:                                           By:
   ----------------------------------------      --------------------------------------------
   David Saloff                                  George Levine
   (259,199 shares of EPi Common Stock)          (25,000 shares of EPi Common Stock)



20TH CENTURY ASSOCIATES:                      PARAGON CAPITAL AT
                                              SPEAR, LEEDS & KELLOGG:



By:                                           By:
   ----------------------------------------      --------------------------------------------
   John Banas, President                         George Levine, Chairman
   (250,000 shares of EPi Common Stock)          (604,104 shares of EPi Common Stock)



By:                                           By:
   ----------------------------------------      --------------------------------------------
   Norton Herrick                                Murray Feldman
   (318,950 shares of EPi Common Stock and       (692,361 shares of EPi Common Stock)
   242,950 shares of EPi Preferred Stock)


HTD STOCKHOLDERS:


-------------------------------------------    ----------------------------------------------
Arup Sen                                       James Kaput
(            shares of HTD Common Stock)       (            shares of HTD Common Stock)
 -----------                                    -----------



-------------------------------------------
Richard  Kneipper
(             shares of HTD Common Stock)



GEMINI PARTNERS:



-------------------------------------------    ----------------------------------------------
Krishna Jayaraman (_% Partnership Interest)    Shashikala Jayaraman (_% Partnership Interest)



GEMINI BIOTECH INC.



By:
   ---------------------------------
Its:
    --------------------------------



                                   SCHEDULE A


OUTSTANDING EPi WARRANTS TO BE REDEEMED AND CANCELED


                                         Number of
   Original                                Equity
     Issue                            Interests (Post-   Exercise     Expiration
     Date             Issued To            split)         Price          Date          Registration Rights/Other Terms
=============== ===================== ================ ============ ============== =====================================
  08/04/93          M. Feldman             11,622          5.03         08/04/98       Yes (in pre-split agreement only)
  05/25/94          M. Feldman             38,741          5.03         05/25/99       Yes (in pre-split agreement only)
  09/20/94          M. Feldman             23,244          5.03         09/20/99       Yes (in pre-split agreement only)
  05/19/95          Paragon Capital       125,000          7.00         05/12/00       Yes; Section 3.2 - cashless exercise
  05/19/95          Paragon Capital        62,500          6.00         05/12/00       Yes; Section 3.2 - cashless exercise
  11/21/95          M. Feldman            300,000          6.25         11/21/00       Yes
  11/13/95          N. Herrick            800,000          6.00         11/13/05       Yes
  11/13/95          N. Herrick            250,000          7.50         11/13/05       Yes
  11/13/95          N. Herrick            250,000          9.00         11/13/05       Yes


--------------- --------------------- ---------------- ------------ -------------- -------------------------------------



OUTSTANDING EPi PREFERRED EQUITY INTERESTS TO BE REDEEMED AND CANCELED



    Original                                      Number of Equity
  Issue Date              Issued To            Interests (Post-split)        Exercise Price    Expiration Date
================= ========================== =========================== ==============================================
11/13/95                  N. Herrick                  242,950                    N/A                    N/A
----------------- -------------------------- --------------------------- ----------------------------------------------


                                  SCHEDULE A-1

                              CERTAIN EPi WARRANTS


                                                                                                                 TOTAL NUMBER
  ORIGINAL                                           NUMBER OF                                                    OF COMMON
   ISSUE                                              SHARES              EXERCISE        EXPIRATION              SHARES TO
   DATE                       ISSUED TO            (POST-SPLIT)            PRICE             DATE                 BE ISSUED
--------------       -----------------------   -----------------  -------------------   ---------------    --------------------
  08/04/93                 Murray Feldman              11,622                 5.03          08/04/98
  05/25/94                                             38,741                 5.03          05/25/99
  09/20/94                                             23,244                 5.03          09/20/99
  11/21/95                                            300,000                 6.25          11/21/00               160,000
  05/19/95                Paragon Capital             125,000                 7.00          05/12/00
  05/19/95                                             62,500                 6.00          05/12/00                90,000
  11/13/95                 Norton Herrick             800,000                 6.00          11/13/05
  11/13/95                                            250,000                 7.50          11/13/05
  11/13/95                                            250,000                 9.00          11/13/05             1,575,000*
  12/15/95                MESA Consulting             100,000                 5.79          12/15/00                47,000
                                                   -----------                                                  -----------
  Total                                             1,961,107                                                    1,872,000
==============       =======================   ==================   ===================  ================  ======================



----------
* Including Common Shares to be issued upon conversion of 242,950 shares of Preferred Stock currently held by Mr. Herrick.

                       FIRST AMENDMENT TO MASTER AGREEMENT

         THIS FIRST AMENDMENT TO THE MASTER AGREEMENT ("Master Agreement") made as of June __, 1998, among HEALTHTECH DEVELOPMENT, INC., a Texas corporation ("HTD"), GEMINI BIOTECH L.P., a Texas limited partnership ("Gemini"), ELECTROPHARMACOLOGY, INC., a Delaware corporation ("EPi"), EPI HEALTHTECH INC., a Delaware corporation ("EPi Sub"), certain stockholders of EPi, certain stockholders of HTD and the partners of Gemini (the "Gemini Partners") is made as of August __, 1998, among EPi, EPi SUB, GEMINI AND THE GEMINI PARTNERS.

                                    RECITALS

         A. EPi, EPi Sub, Gemini, and the Gemini Partners have agreed that it is in the best interests of the parties hereto that the Gemini Health Technologies Contribution Agreement be modified to provide that in lieu of Gemini agreeing to contribute all its assets and liabilities to the Partnership in exchange for Partnership Units in the Partnership, Krishna and Shashikala Jayaraman (collectively, the "Jayaramans") have agreed to contribute all of their partnership interests in Gemini and 100% of the stock of Gemini Biotech, Inc. ("AGBI") to the Partnership in exchange for Partnership Units in the Partnership.

         B. EPi, EPi Sub, Gemini and the Gemini Partners have also agreed that the it is in the best interests of the parties hereto that the Unit Exchange Agreement entered into among EPI, Gemini and the Partnership be modified so that the Jayaramans, in lieu of Gemini, shall have certain rights to exchange their Partnership Units for shares of EPI Common Stock.

         C. This First Amendment to the Master Agreement (the "Amendment") amends certain agreements of EPi, EPi Sub, Gemini and the Gemini Partners concerning the election of directors of EPi following the Reorganization Transactions to provide for the nomination of the two Gemini Nominees by the Jayaramans in lieu of Gemini.

         IT IS HEREBY AGREED:

         1. Section 2. AGREEMENTS TO VOTE REGARDING BOARD OF DIRECTORS of the Master Agreement is hereby amended in subsection (a) thereof to replace the phrase, "two directors (the "Gemini Nominees") shall be nominated by Gemini (the "Gemini Representative")" with the phrase, "two directors (the "Gemini Nominees") shall be nominated by Krishna Jayaraman and Shashikala Jayaraman (the Gemini Representatives")."

         2. In Section 2(f), the word "Gemini" shall be replaced with the words "Gemini Representatives."

         3. Whenever the words "Gemini Representative" appear in the agreement, they shall be replaced with the words "Gemini Representatives."

         4. Terms used in this Amendment shall have the same meaning ascribed to them in the Master Agreement. Other than the specific changes noted herein, all other terms and conditions of the Master Agreement still remain in force and effect.




ALL IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.


ELECTROPHARMACOLOGY, INC.                  EPI HEALTHTECH INC.



By:                                        By:
   --------------------------------            --------------------------------
Its:                                       Its:
    -------------------------------             -------------------------------



GEMINI BIOTECH L.P.



By:
   --------------------------------
Its:
    -------------------------------


GEMINI PARTNERS



--------------------------------------------
KRISHNA JAYARAMAN (49% Partnership Interest)



--------------------------------------------
SHASHIKALA JAYARAMAN (49% Partnership Interest)



--------------------------------------------
GEMINI BIOTECH INC. (2% Partnership Interest)


By:
   --------------------------------
Its:
    -------------------------------